Exhibit 99.1

RRD Extends Existing Stockholder Rights Plan

Plan to Be Submitted to Stockholder Vote at 2022 Annual Meeting

Chicago, August 27, 2021 – R.R. Donnelley & Sons Company (NYSE: RRD) (“RRD” or the “Company”) today announced that the Company’s Board of Directors (the “Board”) has amended the Company’s stockholder rights plan (the “Rights Plan”) to extend its final expiration date to August 28, 2022.

The Board extended the Rights Plan due to concerns about the potential for one or more persons or groups to gain undue influence over or control of the Company through open market accumulation or other tactics. The Rights Plan does not prevent any action the Board determines to be in the best interests of the Company and its stockholders.

As the Company previously announced, if circumstances warranted an extension of the Rights Plan, the Board would submit the extended Rights Plan to stockholders for ratification at the Company’s 2022 annual meeting of stockholders (the “2022 Annual Meeting”). If not approved by stockholders, the Rights Plan would expire at the close of business on the first business day following the certification of the voting results for the 2022 Annual Meeting.

About RRD

RRD is a leading global provider of multichannel business communications services and marketing solutions. With 30,000 clients and 33,000 employees across 28 countries, RRD offers the industry’s most comprehensive offering of solutions designed to help companies—from Main Street to Wall Street—optimize customer engagement and streamline business operations across the complete customer journey. RRD offers a comprehensive portfolio of capabilities, experience and scale that enables organizations around the world to create, manage, deliver, and optimize their marketing and business communications strategies.

Use of Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks, and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Readers are strongly encouraged to read the full cautionary statements contained in RRD’s filings with the SEC. RRD disclaims any obligation to update or revise any forward-looking statements.

Investor Contact

Johan Nystedt, Senior Vice President, Finance

Telephone: 630-322-7111

E-mail: investor.info@rrd.com